Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of FedEx Corporation for the registration of debt securities and common stock and to the incorporation by reference therein of our report dated July 11, 2006 with respect to the consolidated financial statements of FedEx Corporation included in its Annual Report (Form 10-K/A) for the year ended May 31, 2006, and our reports dated July 11, 2006, with respect to the consolidated financial statement schedule of FedEx Corporation, FedEx Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of FedEx Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2006, both filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement and related Prospectus noted above of our reports dated July 11, 2006 with respect to the consolidated financial statements and schedule of Federal Express Corporation, Federal Express Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Federal Express Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2006, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement and related Prospectus noted above of our report dated July 11, 2006 (except for Note 22, as to which the date is August 2, 2006) with respect to the consolidated balance sheets of FedEx Corporation as of May 31, 2006 and 2005 and the related consolidated statements of income, changes in stockholders’ investment and comprehensive income, and cash flows for each of the three years in the period ended May 31, 2006 included in FedEx Corporation’s Current Report on Form 8-K dated July 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Memphis, Tennessee

August 2, 2006